UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report:  June 4, 1999
                       (Date of earliest event reported)



                     Inland Retail Real Estate Trust, Inc.
            (Exact name of registrant as specified in its charter)



        Maryland                       333-64391              36-4246655

(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)



                             2901 Butterfield Road
                          Oak Brook, Illinois  60523
                   (Address of principal executive offices)


                                (630) 218-8000
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)











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Item 2.  Acquisition or Disposition of Assets


On June 4, 1999, we purchased a shopping center, Merchants Square, by acquiring the interests of Inland Southeast Merchants Square Investment Corporation and Inland Southeast Acquisitions Corp. (collectively, the "Merchants Square Affiliated Partners"), both of which are affiliates of our Advisor, in the Inland Southeast Merchants Square Limited Partnership. Merchants Square is located at the intersection of U.S. 301 North and Pretty Pond Road in
Zephyrhills, Florida. We purchased Merchants Square for approximately $5,742,000, which was the total cost incurred by the Merchants Square Affiliated Partners in acquiring the property. This equates to approximately $77 per square foot of leasable space. We believe the purchase price was fair and reasonable based on, among other things, an appraisal from an independent appraiser that we received and presented to our board of directors.

Merchants Square, built in 1993, is a one-story, multi-user retail facility. Merchants Square contains 74,849 leasable square feet. As of June 4, 1999, Merchants Square was 100% leased. In evaluating Merchants Square as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates are comparable to market rates. We believe that Merchants Square is located within a vibrant economic area.

We do  not  anticipate  making  any  significant  repairs  and  improvements to
Merchants Square over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Kash 'N Karry, a supermarket, and Fashion Bug, a clothing store, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------

Kash 'N Karry        47,955       64          6.70      Currently    05/27/13
  Options (1)                                 6.70      05/28/13     05/27/43

Fashion Bug           9,040       12          8.00      Currently    01/31/04
  Options (2)                                8.50 to
                                              9.50      02/01/04     01/31/19

(1) There are six successive five-year renewal options at the same base rent per square foot per annum.

(2) There are three successive five-year  renewal  options.   The base rent per
    square foot increases $.50 per square foot for each option.



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For federal income tax purposes, our depreciable basis in Merchants Square will
be approximately $4,750,000.   When  we  calculate depreciation expense for tax
purposes, we will use the  straight-line  method.   We depreciate buildings and
improvements  based  upon  estimated   useful   lives   of  40  and  15  years,
respectively.

On June 4, 1999, a total  of  74,849  square  feet  was leased to 13 tenants at
Merchants Square.   The  following  tables  set  forth certain information with respect to our leases with these 13 tenants as of June 4, 1999:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
  Lessee           (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------

Kash N' Karry       47,955      05/13     6/5 yr.      321,299          6.70
Fashion Bug          9,040      01/04     3/5 yr.       72,320          8.00
Dollar Tree          3,320      06/00     4/4 yr.       33,001          9.94
Payless Shoe Source  2,800      03/03     2/5 yr.       26,600          9.50
Beef O'Bradys        2,030      06/02        -          21,912         10.79
L.G. Edwards
  Insurance          2,000      05/03        -          23,500         11.75
Sally Beauty Supply  1,600      04/03        -          17,600         11.00
Cuts, Curls & Color  1,200      05/02        -          15,108         12.59
Dr. Baldridge        1,120      07/03     2/5 yr.       14,112         12.60
Postal Zone          1,197      01/01     2/3 yr.       11,970         10.00
Concire Centers      1,009      04/01        -          11,604         11.50
Nabers Jewelers      1,000      04/00        -          12,600         12.60
Bingham Realty         578      04/01        -           5,780         10.00



























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

                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999           -          -           -         587,406         -           -             -

   2000           2         4,320      45,601      562,608       10.56        5.77          7.76

   2001           3         2,784      29,354      519,345       10.54        3.72          5.22

   2002           2         3,230      37,122      492,733       11.49        4.32          7.15

   2003           4         7,520      81,812      424,159       10.88       10.05         16.60

   2004           1         9,040      72,320      327,326        8.00       12.08         17.05

   2005           -          -           -         321,299         -           -             -

   2006           -          -           -         321,299         -           -             -

   2007           -          -           -         321,299         -           -             -

   2008           -          -           -         321,299         -           -             -


(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received a letter appraisal prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute and the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Merchants Square, as of December 10, 1998, of $5,800,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Item 5.  Other Events

Directors and Executive Officers

Due to unexpected requirements on her time, Kelly Tucek has resigned as our Treasurer and Chief Financial Officer. Barry L. Lazarus, our President, Chief Operating Officer and an Affiliated Director, has been elected by our board of directors to the additional offices of Treasurer and Chief Financial Officer.

Distributions

We have decided to increase the distribution level from $.70 per share per annum to $.73 per share per annum, effective July 1, 1999, beginning with the distribution to be paid August 7, 1999.


Item 7. Financial Statements and Exhibits

   (a)  Financial Statements
        To be subsequently filed.


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                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        Inland Retail Real Estate Trust, Inc.
                                   (Registrant)



                        By:/s/ BARRY L. LAZARUS
                               Barry L. Lazarus
                               President, Chief Operating Officer,
                               Treasurer and Chief Financial Officer


Date:     June 16, 1999

































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